UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 8, 2021
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director; Board Composition Changes

On December 8, 2021, the Board of Directors (the “Board”) of Establishment Labs Holdings Inc. (the “Company”) appointed Leslie Gillin to the Board as a Class II director, effective immediately, to serve until the Company’s 2023 annual meeting of shareholders and until her successor is duly elected and qualified. In connection with Ms. Gillin’s appointment to the Board, the Board approved an increase in the size of the Board to nine (9) directors. In addition, the Board appointed Ms. Gillin as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

In connection with her service as a director, Ms. Gillin will receive the Company’s standard non-employee director cash and equity compensation, which is described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2021.

There is no arrangement or understanding between Ms. Gillin and any other persons pursuant to which Ms. Gillin was appointed as a director, and Ms. Gillin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company also intends to enter into a customary indemnification agreement with Ms. Gillin as described below and in the form attached as Exhibit 10.1 to this Current Report on Form 8-K.

New Form of Indemnification Agreement

On December 9, 2021, the Board approved an amended and restated form of director and officer indemnification agreement (“Indemnification Agreement”) to be entered into with each of the Company’s directors and officers. The Indemnification Agreement generally provides that the Company shall indemnify each indemnitee party to such agreement to the fullest extent permitted by the applicable laws of the British Virgin Islands, subject to certain exceptions, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by indemnitee in connection with service as a director or officer of the Company. The Indemnification Agreement also provides for rights to advancement of expenses and contribution and sets forth certain processes and procedures with respect to claims for indemnification or advancement thereunder. The Indemnification Agreement will replace the Company’s existing indemnification agreements in place with the Company’s directors and officers. The Indemnification Agreement is qualified in its entirety by the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 10, 2021, the Company issued a press release announcing the director appointment set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
99.1	Press Release of Establishment Labs Holdings Inc. dated December 31, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	December 10, 2021	By:	/s/ Rajbir S. Denhoy
		Name:	Rajbir S. Denhoy
		Title:	Interim Chief Financial Officer